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                    KII HOLDING CORP. 1998 STOCK OPTION PLAN

Section 1. Purpose of the Plan.

     KII Holding Corp., a Delaware corporation (the "Corporation"), has established this KII Holding Corp. 1998 Stock Option Plan. The Plan is intended to promote the interests of the Corporation by giving eligible persons an Option to purchase the Corporation's common stock as an incentive for them to remain in the service of the Corporation. Capitalized terms will have the meanings assigned to such terms in Section 18.

Section 2. Administration of the Plan.

     (a) The Board shall administer the Plan. However, the Board may delegate any or all of the administrative functions otherwise exercisable by the Board to such person or persons as it shall designate from time to time. The Board may also at any time terminate the functions of the person or persons so designated and reassume all powers and authority previously delegated to such person or persons.

     (b) The Plan Administrator shall have full power and authority to establish such rules and regulations as it deems appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding Options or stock issuances thereunder as it may deem necessary or advisable. The Plan Administrator's decisions shall be final and binding on all parties who have an interest in the Plan or any Option or stock issuance thereunder.

Section 3. Stock Subject to the Plan; Conversion Feature.

     (a) Under the Plan, the Plan Administrator may grant Options to purchase shares of the Corporation's Class A Common Stock, no par value ("Option Stock"). The maximum number of shares of Option Stock that the Plan Administrator may issue over the term of the Plan shall not exceed One Thousand Five Hundred (1,500) shares, subject to adjustment in accordance with Section 10. No Optionee may receive Options with respect to more than Seven Hundred (700) shares of Option Stock, subject to adjustment in accordance with Section 10.

     (b) In conjunction with an IPO by Stellex Industries, the Options for Option Stock granted under the Plan may, at the option of the Plan Administrator, be converted into Options for Common Stock in accordance with the procedures set forth in paragraph (c) below.

     (c) If the Plan Administrator should convert the Options for Option Stock granted under the Plan into Options for Common Stock in conjunction with an IPO by Stellex Industries pursuant to Section 3(b), the Plan Administrator will apply the conversion formula set forth below. The Plan Administrator will determine the number of shares of Common Stock each Optionee would be entitled to receive upon exercise of his vested and unvested Options by multiplying the number of shares of Option Stock covered by such Options by a fraction, the numerator of which is the Fair Market Value of one share of the Option Stock on the closing date of the Stellex Industries IPO, and the denominator of which is the gross price at which one share of Common Stock is sold by Stellex Industries in its IPO, as follows:


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         Shares of        x       Fair Market Value of one share of Option Stock
      Option Stock                ----------------------------------------------
                                  Per Share IPO Price  of Common Stock

     (d) If a separate IPO is undertaken by the Corporation prior to or contemporaneously with an IPO by Stellex Industries, the Options granted under the Plan will remain exercisable for Option Stock. In such event, the Plan Administrator may make appropriate adjustments to outstanding Options to the extent and in the manner deemed necessary by the Plan Administrator, whose determination shall be final, binding and conclusive. Vesting will continue on the same schedule.

     (e) If a separate IPO is undertaken by a corporation in an unbroken chain of corporations between Stellex Industries and the Corporation (an "Intermediate Holding Company"), the Plan Administrator may translate unexercised Options into options on the Intermediate Holding Company's common stock in a manner, and on such terms and conditions, as the Plan Administrator deems appropriate. The Plan Administrator's determination in this regard shall be final, binding and conclusive.

     (f) Shares of Option Stock subject to outstanding Options shall be available for subsequent issuance under the Plan to the extent the Options expire or terminate for any reason prior to exercise in full. All shares issued under the Plan, whether or not the Corporation subsequently repurchases those shares pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Option Stock available for subsequent issuance under the Plan.

Section 4. Eligibility.

     All Employees of the Corporation are eligible to receive Options under the Plan. The Plan Administrator, after taking into consideration the recommendations of the Chief Executive Officer of the Corporation, shall have full authority to determine which eligible Employees are to receive Option grants, the time or times when such Option grants are to be made, the number of shares to be covered by each such grant, the time or times at which each Option is to become exercisable, the vesting schedule (if any) applicable to the Option and the maximum term for which the Option is to remain outstanding.

Section 5. Option Terms.

     Each Option shall be evidenced by one or more documents in the form approved by the Plan Administrator, including an Option Agreement; provided, however, that each such documents shall comply with the terms specified below.

     (a) Exercise and Term of Options. The Optionee may exercise a Vested Option upon the earliest to occur of: (i) a Corporate Transaction with respect to the Corporation or Stellex Industries, (ii) an IPO by the Corporation or Stellex Industries or (iii) the date which is 60 days prior to the expiration date of such Option (as set forth in the Option Agreement relating thereto). Each Option shall be exercisable at such time or times, during such period and for such number of shares



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of Option Stock as the Plan Administrator shall determine and set forth in the
Option Agreement. However, no Option shall have a term in excess of ten (10) years measured from the Option Grant Date.

     (b) Exercise Price. The Plan Administrator will fix the exercise price per share. The applicable Option Agreement will specify the Option exercise price. The exercise price will be due upon exercise of the Option and will, subject to the provisions of this Plan and the Option Agreement, be payable in cash or check made payable to the Corporation. Should the Option Stock or Common Stock be registered under Section 12(b) or 12(g) of the 1934 Act at the time the Option is exercised, then the Optionee may also pay the exercise price as follows:

          (i) in shares of Option Stock or Common Stock, as applicable, held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

          (ii) through a special sale and remittance procedure pursuant to which the Optionee concurrently provides irrevocable written instructions to (A) a brokerage firm designated by the Corporation or Stellex Industries to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm to complete the sale.

Except to the extent the Optionee uses the sale and remittance procedure described in this paragraph, the Optionee must pay the exercise price for the purchased shares on the Exercise Date. The Corporation's obligation to deliver purchased shares under the sale and remittance procedure described in this paragraph shall be conditioned upon receiving sufficient funds to cover the exercise price and tax withholding obligations described herein.

     (c) Vesting. The Option Agreement will specify the vesting schedule applicable to any Option. The Plan Administrator may provide in the Option Agreement that Options become fully vested upon the Optionee's death or Disability. Vesting will not accelerate upon an IPO as to either Stellex Industries or the Corporation. "Vested Options" shall mean Options with respect to which an Optionee's right to exercise have vested.

     (d) Effect of Termination of Service. The following provisions shall govern the exercise of any Options held by the Optionee at the time of cessation of Service or death:

          (i) Any Option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as the Plan Administrator shall determine and set forth in the Option Agreement, but no such Option shall be exercisable after the expiration of the Option term.



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          (ii) Any Vested Options that were exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee's estate or by the person or persons to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

          (iii) During the applicable post-Service exercise period, the Option may not be exercised in the aggregate for more than the number of Vested Options for which the Option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any Vested Options for which the Option has not been exercised. However, the Option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the Option is not otherwise at that time exercisable for Vested Options.

          (iv) All outstanding Options held by the Optionee, including Vested Options, will terminate immediately and cease to be outstanding if the Corporation terminates the Optionee's Service for Misconduct.

          (v) The Plan Administrator may provide in the Option Agreement that all outstanding Options held by the Optionee, including Vested Options, will terminate immediately and cease to be outstanding if the Optionee violates certain material conditions of his or her employment or if the Optionee commits Misconduct, in each case as described in the Option Agreement.

     (e) Stockholder Rights. The holder of an Option shall have no stockholder rights with respect to the shares subject to the Option until such person shall have exercised the Option, paid the exercise price and become a holder of record of the purchased shares.

     (f) First Refusal Rights. Until the Common Stock or Option Stock is first registered under Section 12(b) or 12(g) of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Optionee (or any successor in interest) of any shares of Common Stock or Option Stock issued under the Plan (which right the Corporation may assign to Stellex Industries). Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator.

Section 6. Corporate Transaction.

     (a) In the event of any Corporate Transaction, the Plan Administrator shall have the discretion to provide that each outstanding Option shall either (i) be assumed by the successor corporation (or parent thereof), (ii) be replaced with a comparable Option to purchase shares of the capital stock of the successor corporation (or parent thereof), (iii) be replaced with a cash incentive program of the successor corporation that preserves the spread (i.e., the difference between the fair value of the underlying shares and the exercise price of such Option) existing on the unvested Options at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Option, (iv) be terminated in exchange for consideration equal to the difference between the Fair Market Value of a share of Option Stock at



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the time of the Corporate Transaction and the exercise price per share under such Option or (v) accelerate the exercisability of such Option. The Plan Administrator shall determine Option comparability under clause (ii) above, and its determination shall be final, binding and conclusive.

     (b) Immediately following the consummation of the Corporate Transaction, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

     (c) Each Option that is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities that would have been issuable to the Optionee in connection with such Corporate Transaction had the Option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding Option, provided the aggregate exercise price payable for such securities shall remain the same.

     (d) Unless otherwise provided in the applicable Option Agreement, any Options that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate and become fully vested on the six month anniversary of the Corporate Transaction, but only if (i) the new company still employs the Optionee on that anniversary date; or
(ii) the new company terminates the Optionee's Service by an involuntary dismissal or discharge for reasons other than Misconduct prior to that anniversary date. Any Options so accelerated shall remain exercisable until the earlier of (x) the expiration of the Option term or (y) the expiration of the one-year period measured from the effective date of the involuntary dismissal or discharge.

     (e) The Plan Administrator shall have the discretion, exercisable either at the time the Option is granted or at any time while the Option remains outstanding, to provide for the automatic acceleration of one or more outstanding Options upon the occurrence of a Corporate Transaction, whether or not those Options are to be assumed or replaced in the Corporate Transaction. The Plan Administrator shall also have the discretion to grant Options that do not accelerate upon a Corporate Transaction.

     (f) The grant of Options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

Section 7. Corporation's Repurchase of Purchased Shares.

     (a) Upon (i) the termination of Optionee's employment for any reason, (ii) the transfer or purported transfer of any Options or Purchased Shares to any Person who is not at the time of transfer an employee of the Corporation or
(iii) the sale by the Corporation to a third party of the stock or all or substantially all of the assets of the direct or indirect subsidiary of the Corporation by which the Optionee is employed, the Corporation shall have the option (the "Corporation Option"), exercisable at any time after such termination of employment, transfer or sale, to purchase any or all Purchased Shares and to terminate all Vested Options not terminated pursuant to Sections



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5 and 6. Each time that the Corporation exercises the Corporation Option, the
Redemption Value of the Optionee's Purchased Shares and Vested Options (less all applicable Federal, state, local and foreign income and other withholding taxes) with respect to which the Corporation Option is exercised shall be converted to a Distribution Account on or before the Settlement Date, and distributed according to the provisions of this Section. The provisions of this Section 7(a) shall not apply if the Purchased Shares or the Common Stock or Option Stock, as the case may be, into which the Vested Options are exercisable or convertible are registered under Section 12(b) or 12(g) of the 1934 Act and such securities are listed on a national securities exchange or traded in a national automated quotation system.

     (b) On the Settlement Date, Optionee shall deliver to the Corporation any Purchased Shares being purchased by the Corporation pursuant to such exercise free of any liens or encumbrances, and duly endorsed or with duly executed stock powers.

     (c) The Corporation will distribute the amount in a Optionee's Distribution Account to the Optionee in cash, (i) (A) in thirty-six equal monthly installment payments (or over such shorter period as may be approved by the Plan Administrator in its sole discretion), if the amount in the Distribution Account equals or exceeds $100,000; and (B) in one lump sum, if the amount in the Distribution Account is less than $100,000; or (ii) over such longer period as may be required under the terms of the agreements and instruments governing the indebtedness of Stellex Industries and its Subsidiaries then in effect. Amounts in the Distribution Account will bear interest from the applicable Settlement Date until the date of distribution at a rate equal to the rate as of the Settlement Date on U.S. treasury securities of a similar tenor and maturity, as determined by the Plan Administrator from publicly available sources. Notwithstanding the foregoing, the Corporation may, in its sole discretion, at any time during the installment period, distribute the remaining amount of a Optionee's Distribution Account in a single lump sum cash payment, plus interest to the date of payment. The Corporation also may issue a promissory note evidencing its obligation to pay amounts in the Distribution Account.

     (d) Distribution of a Optionee's Distribution Account will commence no later than 30 days after the Redemption Value has been determined.

     (e) If a Optionee dies before complete distribution of his or her Distribution Account, the remaining value of the Optionee's Distribution Account will be distributed to the beneficiary designated by the Optionee over the same period as distributions were being made to the Optionee; except that, the Corporation may, in its sole discretion, determine to pay the remaining balance of the deceased Optionee's Distribution Account to the designated beneficiary in a single lump sum payment at any time. If a Optionee has not designated a beneficiary under the Plan, or if no designated beneficiary is living on the date of distribution hereunder, amounts distributable pursuant to this section will be distributed to the Optionee's estate.

     (f) The Corporation shall have the option, exercisable at any time on or after the six month anniversary of the exercise of any Vested Options, to purchase any or all Purchased Shares received as a result of such exercise at the Fair Market Value thereof. The manner in which any such purchase shall be effected shall be substantially in accordance with the procedures set forth in



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Section 7(b) through Section 7(e), with such changes as the Plan Administrator shall approve in its sole discretion.

Section 8. Financing.

     The Plan Administrator may permit any Optionee to pay the Option exercise price for shares issued under the Plan by delivering a promissory note payable in one or more installments. Any obligations arising under such promissory note shall be full recourse to the Optionee and shall bear a market rate of interest, determined by the Plan Administrator. The Plan Administrator will establish the other terms of any such promissory note (including, without limitation, the terms of repayment) in its sole discretion. The Plan Administrator may authorize promissory notes with or without security or collateral. In all events, the maximum credit available to the Optionee may not exceed the sum of (i) the aggregate Option exercise price plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the Option exercise.

Section 9. Effective Date and Term of the Plan.

     The Plan shall become effective when adopted by the Board. The Plan shall terminate upon the earliest of (i) the expiration of the ten-year period measured from the date the Board adopts the Plan, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of Options or the issuance of shares (whether vested or unvested) under the Plan, or (iii) the termination of all outstanding Options in connection with a Corporate Transaction. Upon such Plan termination, all Options under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such Options or issuances.

Section 10. Adjustments.

     Should any change be made to the Option Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Option Stock as a class without the Corporation's receipt of consideration, the Board may make such adjustments to
(i) the maximum number and/or class of securities issuable under the Plan and
(ii) the number and/or class of securities and the exercise price per share in effect under each outstanding Option as the Board determines are necessary or appropriate in its sole discretion. The adjustments determined by the Board shall be final, binding and conclusive.

Section 11. Amendment of the Plan.

     The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, the Board shall not, without the approval of the Corporation's stockholders, (i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) materially modify the eligibility requirements for Plan participation or (iii) materially increase the benefits accruing to any Optionee.

Section 12. Limited Transferability of Options.


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     During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. The terms applicable to the transferred portion shall be the same as those in effect for the Option immediately prior to such transfer and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

Section 13. Use of Proceeds.

     The Corporation shall use any cash proceeds it receives from the sale of shares of Option Stock under the Plan for general corporate purposes.

Section 14. Withholding.

     The Corporation's obligation to deliver shares of Common Stock or Option Stock upon the exercise of any Options issued under the Plan or to make any payment to an Optionee upon the exercise of the Corporation's options pursuant to Section 7 or in connection with a Corporate Transaction pursuant to Section 6 shall be subject to the satisfaction of all applicable Federal, state, local and foreign income and employment tax withholding requirements.

Section 15. Regulatory Approvals.

     The implementation of the Plan, the granting of any Option under the Plan and the issuance of any shares of Common Stock or Option Stock upon the exercise of any Option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it and the shares of Common Stock or Option Stock issued pursuant to it.

Section 16. Compliance with Securities Laws.

     Unless the Common Stock or Option Stock issuable upon exercise of an Option is registered under the Securities Act of 1933, as amended (the "Securities Act"), and the securities laws of other appropriate jurisdictions, (1) the obligation of Stellex Industries or the Corporation to issue Common Stock or Option Stock upon exercise of an Option shall be subject to the receipt by the Plan Administrator of an opinion of counsel to the Corporation that such issuance would be in compliance with applicable securities laws and receipt from the Option holder of a written representation to the effect that (A) the Option holder is purchasing the shares of Common Stock or Option Stock, as applicable, for his own account for investment, and not with a view to, or for resale in connection with, the distribution thereof, and has no present intention of distributing or reselling any thereof, (B) the Option holder has the financial ability to bear the economic risks of his investment in the shares of Common Stock or Option Stock to be purchased, (C) the Option holder has such knowledge and experience in financial and business matters, and knowledge of and experience with the Corporation, to be capable of evaluating the merits and risks of the purchase of the shares of Common Stock or Option Stock to be purchased by him, and (D) such other representations as are necessary or appropriate to establish an exemption from registration and (2) such Common Stock or Option Stock shall not be transferable unless an exemption from such registration is available and, as appropriate, only with a written opinion of counsel (which shall be satisfactory in form and



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substance to the Corporation) that an exemption from registration under the
Securities Act is available and that the transaction would not violate applicable securities laws.

Section 17. No Employment or Service Rights.

     Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

Section 18. Definitions.

     The following definitions shall be in effect under the Plan:

     Board means the Board of Directors of Stellex Industries or the Compensation Committee thereof.

     Code means the Internal Revenue Code of 1986, as amended.

     Common Stock means the common stock of Stellex Industries, par value $.01 per share.

     Corporate Transaction means any of the following:

          (a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934
     Act), other than a Subsidiary of Stellex Industries or one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the 1934 Act), directly or indirectly, of more than 50% of the total voting stock of the Corporation or Stellex Industries;

          (b) any sale, lease exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation or Stellex Industries to any "person" or group of "persons" for purposes of Section 13(d) of the 1934 Act (other than to any Subsidiary of Stellex Industries or to one or more Permitted Holders); or

          (c) the adoption of a plan of liquidation of the Corporation or Stellex Industries.

     Corporation means KII Holding Corp., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of KII Holding Corp. which shall by appropriate action adopt the Plan.

     Disability means the first to occur of the following: (i) the Optionee satisfies the criteria for "disability" set forth in his or her employment or similar agreement with the Corporation, if applicable; (ii) the Optionee is entitled to benefits under the Corporation's group long-term



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     disability plan; or (iii) the Plan Administrator, in its sole discretion, determines that the Optionee is permanently and totally disabled.

     Distribution Account means a book keeping account the Corporation establishes any time that the Corporation exercises the Corporation Option into which the Corporation credits the Redemption Value of the Optionee's Purchased Shares and Vested Options (less the applicable Exercise Price for Vested Options) with respect to which the Corporation Option is exercised.

     Employee means any employee, director, consultant or other person who provides substantial services to the Corporation, subject to the control and direction of the Corporation as to both the work to be performed and the manner and method of performance.

     Exercise Date means the date on which the Corporation shall have received written notice of the Option exercise.

     Fair Market Value per share of Common Stock or Option Stock on any relevant date shall be determined in accordance with the following provisions:

          (a) If the Common Stock or Option Stock is at the time traded on the NASDAQ National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock or Option Stock, as applicable on the date in question, as such price is reported by the National Association of Securities Dealers, Inc. on the NASDAQ National Market or any successor system. If there is no closing selling price for the Common Stock or Option Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (b) If the Common Stock or Option Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock or Option Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock or Option Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock or Option Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (c) If the Common Stock or Option Stock is at the time neither listed on any Stock Exchange nor traded on the NASDAQ National Market, then the Plan Administrator shall determine the fair market value of the Common Stock or the Option Stock, taking into account a recent opinion thereon by an Independent Financial Advisor and such other factors as the Plan Administrator deems appropriate in good faith.

          (d) If Stellex Industries sells all of the Corporation's common stock, Fair Market Value of the Option Stock will be determined by the Plan Administrator based on the per share net sale price for the common equity in such sale, determined on a fully diluted basis (counting, for this purpose, all Option Stock authorized for issuance under the Plan and all


                                      -10-
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     stock and stock-based awards authorized for issuance under any other plan relating to the capital stock of the Corporation). The Plan Administrator may also consider such other factors as it deems appropriate in good faith.

          (e) If all or substantially all of the assets of the Corporation are sold in a transaction or a series of related transactions (an "Asset Sale Transaction"), the Plan Administrator will determine the common equity value of the Corporation (on a fully diluted basis counting, for this purpose, all Option Stock authorized for issuance under the Plan and all stock and stock-based awards authorized for issuance under any other plan relating to the capital stock of the Corporation) based on the net sales price in such Asset Sale Transaction after deducting the total of the Corporation's debt (including, without limitation, intra-company debt and the allocable portion of any direct or indirect parent corporation debt and other obligations and liabilities), preferred equity (including accumulated dividends thereon) and other obligations and liabilities. The Plan Administrator will determine the Fair Market Value of the Option Stock based on the per share amount of such common equity value. The Plan Administrator may also consider such other factors as it deems appropriate in good faith.

     For the purposes of determining the Fair Market Value per share of Option Stock pursuant to clauses (c), (d) and (e) above, the Plan Administrator shall treat all investments (whether in the form of loans, advances, capital contributions, guarantees or otherwise) in the Corporation made by Stellex Industries, or any other direct or indirect parent or shareholder of the Corporation, whether made prior or subsequent to the date hereof, as debt, unless the Board of Directors of Stellex Industries (or any successor parent corporation) determines, pursuant to a written resolution, that such investment shall be treated as something other than debt for purposes of this Plan. The determination of the Board of Directors of Stellex Industries pursuant to the preceding sentence shall be final and conclusive, and shall be determinative notwithstanding the fact that investments in the Corporation made by Stellex Industries, or any other direct or indirect parent or shareholder of the Corporation, may be treated differently for purposes other than the calculation of Fair Market Value under the Plan.

     Grant Date means the date of grant of the Option as specified in the Option Agreement.

     Independent Financial Advisor means a reputable accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Plan Administrator, qualified to perform the task for which such firm has been engaged.

     IPO means an initial public offering, pursuant to a registration statement filed under the Securities Act, of: (i) the Corporation's common stock;
     (ii) the Common Stock of Stellex Industries; or (iii) the common stock of an Intermediate Holding Company.

     Misconduct means and shall mean any of the following: (i) Optionee's material breach of any provision of the Plan or the Option Agreement; (ii) Optionee's material or repeated failure or neglect to perform the duties of his position with the Corporation; (iii) Optionee's development or pursuit of interests adverse to the Corporation or any of its direct or indirect


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


     subsidiaries or parent companies or their affiliates; (iv) Optionee's insubordination; (v) Optionee's willful misconduct, dishonesty, gross negligence, theft, fraud or other illegal conduct; (vi) Optionee's conduct that reflects adversely upon, or remarks disparaging of, the Corporation, its Board, officers, directors, advisors or employees or its affiliates or subsidiaries; (vii) Optionee's violation of any fiduciary duty or duty of loyalty to the Corporation; (viii) Optionee's material breach of any employment agreement, confidentiality, invention or disclosure agreement or any other similar agreement to which he or she is a party with the Corporation, Stellex Industries, or any of their respective affiliates;
     (ix) Optionee's breach of any material policy or condition of employment of which the Optionee has been notified by the Corporation; (x) Optionee's violation of any security clearance requirements, confidentiality requirements or government procedures or regulations in respect of the foregoing; or (xi) any other material reason that would justify a reasonably prudent employer in terminating an employee's employment in similar circumstances. For purposes of this Plan, the Board shall determine "Misconduct," based upon the information then known to the Board.

     1934 Act means the Securities Exchange Act of 1934, as amended.

     Option means an opportunity to purchase the Corporation's Class A Common Stock, which may be converted into an option to purchase Common Stock of Stellex Industries upon an IPO by Stellex Industries, under certain circumstances. Options granted under the Plan are not intended to satisfy the requirements of Code Section 422.

     Option Agreement means the written agreement between the Corporation and the Optionee, which, together with this Plan, contains the terms and conditions applicable to the Option grant.

     Optionee means any person to whom an Option is granted under the Plan.

     Permitted Holders means (i) Richard L. Kramer and William L. Remley (the "Principals"), (ii) any spouse or immediate family member of a Principal and any child or spouse of any spouse or immediate family member of a Principal, (iii) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding, directly or indirectly, a controlling interest of which consists of a Principal and/or such other persons referred to in the immediately preceding clause (ii) or (iv) the trustees of any trust referred to in clause (iii).

     Plan means the Corporation's 1998 Stock Option Plan, as set forth in this document.

     Plan Administrator means either the Board or such other person or persons to whom the Board has delegated the responsibility for the administration of the Plan.

     Purchased Shares means shares of Option Stock owned by the Optionee as a result of his or her exercise of the Option.


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


     Redemption Value means, (i) as it relates to Purchased Shares, a per share price of such Purchased Shares, and (ii) as it relates to Vested Options, the difference between the Option exercise price per share and the per share price of the Option Stock underlying the Vested Options (in each case reflecting, for these purposes, all Option Stock authorized for issuance under this Plan and all stock and stock-based awards authorized for issuance under any other plan relating to the capital stock of the Corporation) based on the Fair Market Value thereof determined as of the date on which the Corporation exercises the Corporation Option.

     Service means the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Option grant or stock issuance.

     Settlement Date means a date within 30 days after the last day of the month in which the Corporation exercises its Corporation Option.

     Stellex Industries means Stellex Industries, Inc., a Delaware corporation and the indirect parent of the Corporation on the effective date of the Plan.

     Stock Exchange means either the American Stock Exchange or the New York Stock Exchange.

     Subsidiary means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more total combined voting power of all classes of stock in one of the other corporations in such chain.

     Vested Options means rights to exercise the Option that have vested in an Optionee pursuant to the Plan and the Option Agreement.


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